UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 15, 2020

SECOND SIGHT MEDICAL PRODUCTS, INC.
(Exact Name of Registrant as Specified in Its Charter)
California
(State or Other Jurisdiction of Incorporation)
001-36747	02-0692322
(Commission File Number)	(IRS Employer Identification No.)
12744 San Fernando Road, Suite 400 Sylmar, California 91342
(Address of Principal Executive Offices)

(818) 833-5000
(Registrant's Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ⎕

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ⎕

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	EYES	Nasdaq
Warrants	EYESW	Nasdaq

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ⎕

_____________________________________________________________________________________________

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard.

On April 15, 2020, Second Sight Medical Products, Inc. (the “Company”) received a letter from The Nasdaq Stock Market (“Nasdaq”) noting that as a result of Mattew Pfeffer, a member of the board and chair of the audit committee of the board, being appointed as Acting Chief Executive Officer, the Company no longer complies with Nasdaq’s independent director and audit committee requirements set forth in Nasdaq Listing Rule 5605.

Consistent with Nasdaq Listing Rules 5605(b)(1)(A) and 5605(c)(4), Nasdaq will provide the Company a cure period in order to regain compliance as follows:

•	until the earlier of the Company’s next annual shareholders’ meeting or March 27, 2021;

or

•	if the next annual shareholders’ meeting is held before September 23, 2020, then the Company must evidence compliance no later than September 23, 2020.

If the Company does not regain compliance by the dates set forth above, Nasdaq will provide notification to the Company that its securities will be delisted, at which time the Company may appeal delisting determination to Nasdaq Hearing Panel.

The Notice has no effect on the listing of the Company’s common stock at this time, and the Company’s common stock continues to trade on The Nasdaq Capital Market under the symbol “EYES.” The Company intends to regain compliance with the independent director and audit committee requirement under the Nasdaq Listing Rules.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Compensation of Acting Chief Executive Officer

On April 17, 2020, the board of directors of the Company approved compensation of $400 per hour payable to Matthew Pfeffer for his service as acting Chief Executive Officer commencing as of March 30, 2020, the date on which his appointment went into effect.

Separation of Chief Operating Officer

Effective April 17, 2020, as part of a second round reduction of its work force being made pursuant to the Company’s previously announced winding down of operations, the Company separated Patrick Ryan, its Chief Operating Officer. Mr. Ryan’s salary compensation earned through April 17, 2020 was paid.  In addition, Mr. Ryan is entitled to approximately $489,000 of severance payments pursuant to his employment agreement with the Company which remains unpaid.

Item 8.01	Other Events

Second Round of Lay Offs

On April 17, 2020, the Company laid off 15 employees including Patrick Ryan, Chief Operating Officer of the Company, as part of its previously announced wind down of operations. See Company’s Form 8-K filed with the U.S. Securities and Exchange Commission (“SEC”) on March 30, 2020 and Item 5.02 above.

Risk Factors

The following risk factors are provided to update the Risk Factors previously disclosed under the heading “Risks Related to the Securities Market, and Ownership of Our Common Stock” in the Annual Report on Form 10-K for the year ended December 31, 2019 (the “2019 Form 10-K”) filed with the SEC. Capitalized terms not otherwise defined herein have the meanings ascribed to them in the 2019 Form 10-K.

We may be unable to comply with the applicable continued listing requirements of The Nasdaq Capital Market.

Our common stock is currently listed on The Nasdaq Capital Market, or Nasdaq. In order to maintain this listing, we must satisfy continued listing requirements and standards, including requirement relating to composition of our board of directors (the “Board”) and of the audit committee of the Board (the “Audit Committee”). For example, in April 2019, we received a letter from The Nasdaq Stock Market advising us that the Company no longer complies with Nasdaq’s independent director and audit committee standards required for continued listing on The Nasdaq Capital Market pursuant to listing rules, and therefore we could become subject to delisting if we did not regain compliance within the compliance period. There can be no assurance that we will continue to be able to comply with the applicable listing standards. Although Nasdaq provided us with a compliance period in which to regain compliance with the listing requirement, we cannot assure you that we would be able to regain compliance within the period provided by Nasdaq. In order to regain compliance with such requirement, a majority of our Board and our entire Audit Committee must consist of independent directors. If we were not able to regain compliance within the allotted compliance period for this requirement or any other applicable listing standard, including any extensions that may be granted by Nasdaq, our shares of common stock would be subject to delisting. In the event that our common stock is delisted from Nasdaq and is not eligible for quotation or listing on another market or exchange, trading of our common stock could be conducted only in the over-the-counter market or on an electronic bulletin board established for unlisted securities such as the Pink Sheets or the OTC Bulletin Board. In such event, our ability to fund our business plan may be adversely affected and it could become more difficult to dispose of, or obtain accurate price quotations for our common stock and there would likely also be a reduction in our coverage by securities analysts and the news media, which could cause the price of our common stock to decline further.

We have received a notice of default for failure to pay rent on our principal Sylmar, California facility and if we are unable to reach satisfactory accommodations with the lessor we may be drawn into litigation and could incur substantial expenses to defend and that could result in damages having a material adverse effect to our wind down operations.

By letter dated April 15, 2020, the Company was given notice of default from the lessor of the primary premises occupied by the Company for failure to pay base rent and operating expenses in the amount of $115,697 when due under the lease agreement. According to the lessor the failure to pay the past due amount within three business days after receipt of the written notice of default will be a breach under the lease, in which case lessee will continue to accrue late fees and or interest and may seek to exercise any and all rights and remedies to which lessor may be entitled under the lease and California law. These rights may include terminating the lease, instituting eviction proceedings, and seeking damages from the Company. Although we have commenced discussions with the lessor regarding possible accommodations or other relief under the lease no assurance can be given that we will reach satisfactory resolution in these discussions. An inability to reach a satisfactory accommodation with the lessor may result in litigation, significant legal expense as well as damages that could be materially adverse to the Company’s wind down operations previously announced. See Company’s Form 8-K filed with the SEC on March 30, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 21, 2020

SECOND SIGHT MEDICAL PRODUCTS, INC.

/s/ John T. Blake

___________________________

By: John T. Blake

Chief Financial Officer